Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spruce Biosciences, Inc.

Daly City, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated August 7, 2020, except for the “Reverse Stock Split” paragraph of Note 2, as to which the date is October 5, 2020, relating to the financial statements of Spruce Biosciences, Inc. appearing in the Company’s Registration Statement on Form S-1 (333-248924), as amended.

/s/ BDO USA, LLP

San Jose, California

October 9, 2020